Exhibit 99.4

[BCSB BANCORP LETTERHEAD]

Dear 401(k) Plan Participant:

On behalf of the Board of Directors of BCSB Bancorp, Inc. (the “Company”), please find enclosed a voting instruction card for the purpose of conveying your voting instructions of the shares of Company stock credited to your account in the BCSB Bancorp, Inc. Stock Fund (the “Employer Stock Fund”) in the Baltimore County Savings Bank Employees’ Savings and Profit Sharing Plan (the “401(k) Plan”). Your instructions will permit Delaware Charter Guarantee & Trust Company, d/b/a Principal Trust Company LLC, the 401(k) Plan trustee, to vote on your behalf on the proposals presented at the Special Meeting of Shareholders of the Company on                     , 2014. Also enclosed is a Notice and Proxy Statement/Prospectus for the Special Meeting.

As a 401(k) Plan participant investing in the Employer Stock Fund, you are entitled to direct the Employer Stock Fund trustee as to the voting of shares of Company common stock credited to your account as of                     , the record date for the Special Meeting.

To direct the voting of your shares of Company common stock held in the Employer Stock Fund, please complete and sign the appropriately marked voting instruction card and return it in the accompanying postage-paid envelope. Alternatively, you may vote via the Internet or by telephone, as directed on the voting instruction card. Shares for which no timely direction is provided will be voted by the Company.

Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Baltimore County Savings Bank.

Sincerely, Joseph J. Bouffard President and Chief Executive Officer

BCSB BANCORP, INC.

VOTING INSTRUCTION CARD FOR 401(k) PLAN

SPECIAL MEETING OF SHAREHOLDERS

                             , 2014

PARTICIPANTS IN THE ESOP AND 401(k) PLANS

MAY RECEIVE MULTIPLE VOTING INSTRUCTION

CARDS. PLEASE COMPLETE, DATE, SIGN AND

RETURN ALL CARDS TO ENSURE YOUR VOTES

ARE COUNTED.

The undersigned hereby directs the Trustee(s) to vote all shares of common stock of BCSB Bancorp, Inc. credited to the undersigned’s account, for which the undersigned is entitled to vote at the special meeting of shareholders to be held on                     , 2014 at     :         .m. local time, at Baltimore County Savings Bank’s Perry Hall office located at 4208 Ebenezer Road, Baltimore, Maryland, and at any and all adjournments thereof, as follows:

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS VOTING INSTRUCTION CARD PROMPTLY IN

THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF SHAREHOLDERS OF

BCSB BANCORP, INC.

401(k) PLAN

                         , 2014

Please sign, date and mail

your vote authorization form in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE, “FOR” ALL OF THE LISTED PROPOSALS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK IN AS SHOWN HERE [ X ]

1.	The approval of the Agreement and Plan of Merger between F.N.B. Corporation and BCSB Bancorp, Inc., dated as of June 13, 2013, and the transactions contemplated therein, including the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐	2.	The approval of one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐
					3.	The approval of a non-binding advisory resolution approving certain compensation payable to the named executive officers of BCSB Bancorp. Inc. in connection with the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

PURSUANT TO THE TERMS OF THE BALTIMORE COUNTY SAVINGS BANK TAX-QUALIFIED BENEFIT PLANS, THIS VOTING INSTRUCTION CARD, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, WILL BE VOTED IN ACCORDANCE WITH THE TERMS OF THE RESPECTIVE PLANS.

					The undersigned acknowledges receipt from the Company before the execution of this voting instruction card of the Notice of Special Meeting of Shareholders and a Proxy Statement/Prospectus.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

				☐
Signature of 401(k) Participant			Date:		Signature of 401(k) Participant			Date:

Note:	Please sign exactly as your name or names appear on this voting instruction card.